AMENDMENTS TO SECURITIZATION AGREEMENTS, WAIVER AND CONSENT

                  AMENDMENTS TO SECURITIZATION AGREEMENTS, WAIVER AND CONSENT, dated as of October 16, 2000 (these "Amendments"), among MERISEL AMERICAS, INC. ("Merisel Americas"), MERISEL OPEN COMPUTING ALLIANCE, INC. ("MOCA"), MERISEL CAPITAL FUNDING, INC. ("Merisel Capital Funding"), REDWOOD RECEIVABLES CORPORATION ("Redwood") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital").

                  WHEREAS, Merisel Americas, as originator, and Merisel Capital Funding are parties to an Amended and Restated Receivables Transfer Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997, Amendment
No. 3, dated as of July 31, 1998, Amendment No. 4, dated as of March 10, 2000 and Amendment No. 5, dated as of August 18, 2000 (the "MAI Transfer Agreement");

                  WHEREAS, MOCA, as originator, and Merisel Capital Funding are parties to a Receivables Transfer Agreement, dated as of March 10, 2000 (the "MOCA Transfer Agreement");

                  WHEREAS, Merisel Capital Funding, as seller (in such capacity, the "Seller"), Redwood, as purchaser (in such capacity, the "Purchaser"), GE Capital, as operating agent (in such capacity, the "Operating Agent") and collateral agent (in such capacity, the "Collateral Agent") and Merisel Americas, as servicer (in such capacity, the "Servicer"), are parties to an Amended and Restated Receivables Purchase and Servicing Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997, Amendment No. 3, dated as of July 31, 1998, Amendment No. 4, dated as of February 22, 1999, Amendment No. 5, dated as of May 12, 1999, Amendment No. 6, dated as of August 13, 1999, Amendment No. 7, dated as of March 10, 2000, Amendment No. 8, dated as of May 17, 2000 and Amendment No. 9, dated as of August 18, 2000 ("Amendment No. 9") (the "Purchase Agreement");

                  WHEREAS, Redwood and GE Capital, in its capacity as Collateral Agent, Letter of Credit Provider (in such capacity, the "LOC Provider") and Letter of Credit Agent (in such capacity, the "LOC Agent") are parties to a

Second Amended and Restated Letter of Credit Reimbursement Agreement, dated as of June 29, 1995 (the "Reimbursement Agreement"), and Redwood, the LOC Agent and the LOC Provider are parties to a Reimbursement Agreement Supplement, dated as of October 2, 1995, as amended by Amendment No. 1 to RFC Supplement, dated as of December 19, 1997 and Amendment No. 2 to RFC Supplement dated as of July 31, 1998 (the "RFC Supplement");

                  WHEREAS, Redwood and GE Capital, as liquidity agent (in such capacity, the "Liquidity Agent"), Operating Agent and Collateral Agent are parties to a Liquidity Loan Agreement, dated as of October 2, 1995, as amended by Amendment No. 1, dated as of July 31, 1998, Amendment No. 2, dated as of March 10, 2000 and Amendment No. 3, dated as of May 17, 2000 (the "Liquidity Loan Agreement");

                  WHEREAS, definitions and interpretations of the Purchase Agreement, the MAI Transfer Agreement, the MOCA Transfer Agreement and the Liquidity Loan Agreement are set forth in Annex X, dated as of September 27, 1996, as amended ("Annex X," and, together with the Purchase Agreement, the MAI Transfer Agreement, the RFC Supplement and the Liquidity Loan Agreement, the "Securitization Agreements");

                  WHEREAS, under Amendment No. 9 the parties to the Purchase Agreement agreed, among other things, that the following events would constitute additional Termination Events: (i) the failure to occur by September 30, 2000 of the execution and delivery of an agreement for the sale of Merisel Americas (as defined in Amendment No. 9, the "Proposed Sale Agreement") or delivery to the Operating Agent of a formal plan for the disposition, winding down or restructuring by Merisel Inc. and its Affiliates of its United States distribution business, other than MOCA (as defined in Amendment No. 9, the "Plan of Disposition") and (ii) the failure to occur by October 30, 2000 of (a) the sale of Merisel Americas, Inc. (as defined in Amendment No. 9, the "Proposed Sale"), (b) the commencement of a Plan of Disposition or (c) the repurchase by the Seller of all Receivables originated by Merisel Americas that have been acquired by the Purchaser (as defined in Amendment No. 9, the "MAI Facility Unwind");

                  WHEREAS, the Seller failed to deliver by September 30, 2000 an executed Proposed Sale Agreement or a Plan of Disposition and has informed the Operating Agent that it will not (i) complete a Proposed Sale, (ii) commence a Plan of Disposition or (iii) effect a MAI Facility Unwind;

                  WHEREAS, the Seller has advised the Operating Agent that Merisel Americas, wishes to sell all of the outstanding capital stock of MOCA to Arrow Electronics, Inc. ("Arrow") (the "MOCA Sale") pursuant to the Stock Sale Agreement, dated as of September 15, 2000 (the "MOCA Sale Agreement"), by and among Merisel, Inc., Merisel Americas, Inc. and Arrow and has requested that the Operating Agent and the Purchaser consent to such sale;

                  WHEREAS, in connection with the MOCA Sale, (i) the Seller has requested that the Purchaser sell to the Seller any Transferred Receivables originated by MOCA (such Transferred Receivables, the "MOCA Receivables") that have been purchased by the Purchaser pursuant to the Purchase Agreement, (ii) the Seller has requested that the MOCA Transfer Agreement be terminated, (iii) the parties hereto have agreed that the Maximum Purchase Limit be reduced to $60,000,000 and (iv) the Seller has requested that any prepayment fee due pursuant to Section 2.02(b) of the Purchase Agreement be waived;

                  WHEREAS, pursuant to the MOCA Receivables Purchase Termination and Reassignment Agreement, to be entered into on the effective date of these

Amendments substantially in the form attached hereto as Schedule A (the "MOCA Reassignment Agreement"), among MOCA, Merisel Americas, in its capacity as Servicer, the Seller, the Purchaser, the Operating Agent and the Collateral Agent, the Purchaser will sell to the Seller, and the Seller will purchase from the Purchaser the MOCA Receivables, subject to the terms and conditions contained therein,

                  WHEREAS, the Seller has further requested that the Operating Agent and Purchaser (i) waive the compliance with the following covenants set forth in Exhibit H: Fixed Charge Coverage Ratio, Net Worth Percentage, Tangible Net Worth and Minimum EBITDA, (ii) waive the Termination Event set forth in
Section 9.01 relating to exceeding the maximum allowable Delinquency Ratio level and (iii) agree to certain amendments of the Securitization Agreements all as further set forth herein;

                  WHEREAS, the Insurer has requested that the Purchaser, the Operating Agent and the Collateral Agent agree to the terminate the Insurance Policy and Insurance Agreement;

                  WHEREAS, pursuant to the Termination Agreement, dated as of the date hereof (the "Insurance Termination Agreement"), among the Insurer, the Purchaser and GE Capital, the Insurance Policy and the Insurance Agreement will be terminated; and

                  WHEREAS, subject to the terms and conditions contained herein, the parties hereto wish to further amend the Securitization Agreements (such amendments, together with the waiver and consent contained herein are collectively referred to as these "Amendments").

                  FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND HEREBY, AGREE AS FOLLOWS:

                       ARTICLE I  : DEFINITIONS

SECTION 1.1 All capitalized terms used herein, unless otherwise defined, are used as defined in the Purchase Agreement.

         ARTICLE II: AMENDMENT NO. 10 TO PURCHASE AGREEMENT
                 AND AMENDMENT NO. 4 TO ANNEX X

SECTION 2.1 Amendment to Section 2.02(b). Section 2.02(b) of the Purchase Agreement is hereby amended by deleting the last sentence therein.

SECTION 2.2 Amendment to Section 9.01. Section 9.01 of the Purchase Agreement is hereby amended by (a) adding a new clause (z) to read as follows:

                  "(z) any default, or event that with a passage of time or the giving of notice or both would constitute a default, under the MOCA Sale Agreement; provided that such default would result in liability in excess of $1 million.

                  and (b) adding a new clause (aa) to read as follows:

                  "(aa) if the Canadian Facility is not replaced, refinanced or extended by December 13, 2000; provided, that such replacement, refinancing or extension shall be on substantially such terms and conditions that will result in no material adverse effect to Merisel Canada, Inc. or Parent; and provided, further that such replacement, refinancing or extension shall not mature prior to February 1, 2001."

SECTION 2.3 All references in the Purchase Agreement and Annex X to "the Insurer", "the Insurance Policy" "the Insurance Agreement" and "the Insurer Draws" are hereby deleted and deemed to be of no further force and effect including, without limitation, (i) any such references contained in the definitions of "Affected Parties", "Purchaser Secured Parties" and "Related Documents" and (ii) the provisions of Article VI of the Purchase Agreement relating to payments to be made to the Insurer under certain circumstances. The text in clauses (iii) and (iv) of Section 6.05(b) and clauses (ii) and (iii) of
Section 6.05(c) of the Purchase Agreement are hereby deleted in their entirety and replaced with the reference to "Reserved".

SECTION 2.4 The definitions of "Defective Goods Reserve", "Delinquency Ratio" and "Refused Shipment Reserve" are hereby amended by adding the phrase "transferred under the MAI Transfer Agreement" after the term "Transferred Receivables" each time such terms appears in such definitions.

SECTION 2.5 The definition of Gross Dilution Ratio is hereby amended and restated to read as follows:

                  "Gross Dilution Ratio" means on any date of determination, the ratio (expressed as a percentage) computed by dividing:

(a) an amount equal to the aggregate amount of Dilution Factors reflected on the books of the Merisel Americas during the three Settlement Periods preceding such day by

(b)               the  Outstanding   Balance  of  all  Transferred   Receivables
                  generated by Merisel Americas during the third, fourth and fifth Settlement Periods preceding such day.

SECTION  2.6 The  definition  of "Final  Purchase  Date" is hereby  changed  to:
January 31, 2001.

SECTION 2.7 The definition of GDR which is contained in the definition of Dilution Reserve is hereby amended to read as follows:

                                     GDR    = The greater of the Gross  Dilution
                                            Ratio  and  the  One   Month   Gross
                                            Dilution  Ratio  as of such  date of
                                            determination.

SECTION 2.8 The definition of "Maximum Purchase Limit" is hereby amended and restated to read as follows:

                  "Maximum Purchase Limit" means (i) from and including the date hereof to but excluding November 15, 2000, $60,000,000, (ii) from and including November 15, 2000 to but excluding November 30, 2000, $50,000,000, (iii) from and including November 30, 2000 to but excluding December 15, 2000, $40,000,000,
(iv) from and including December 15, 2000 to but excluding December 31, 2000, $30,000,000, (v) from and including December 31, 2000 to but excluding January 15, 2001, $20,000,000 and (vi) from and including January 15, 2001 to but excluding January 31, 2001, $10,000,000.

SECTION 2.9 A new definition of "Canadian Facility" is hereby added to read as follows:

                  "Canadian Facility" means the Receivables Purchase Agreement, dated as of December 15, 1995, between Merisel Canada, Inc. and The Trust Company of Bank of Montreal, as trustee of the Canadian Master Trust.

SECTION 2.10 A new definition of "MOCA Sale Agreement" is hereby added to read as follows:

                  "MOCA Sale Agreement" means the Stock Sale Agreement, dated as of September 15, 2000, by and among Merisel, Inc., Merisel Americas, Inc. and Arrow Electronics, Inc.

SECTION 2.11 A new definition of "One Month Gross Dilution Ratio" is hereby added to read as follows:

                  "One Month Gross Dilution Ratio" means on any date of determination, the ratio (expressed as a percentage) computed by dividing:

                  (a) an amount equal to the aggregate amount of Dilution Factors reflected on the books of Merisel Americas during the most recent Settlement Period preceding such day by

                  (b) the Outstanding Balance of all Transferred Receivables generated by Merisel Americas during the Settlement Period preceding such day.

           ARTICLE III    : AMENDMENT NO. 3 TO LIQUIDITY AGREEMENT

SECTION 3.1 (a) The definition of "Liquidity Commitment" in the Liquidity Loan Agreement is hereby amended and restated to read as follows: .

         "Liquidity Commitment" means, at any time, the maximum principal amount of Liquidity Loans that the Liquidity Lenders are obligated to make under this Agreement, which amount shall not be greater at any time than the Applicable Liquidity Commitment (which amount may be modified pursuant to the terms of Section 3.02.)

                           (b)  A  new  definition  of   "Applicable   Liquidity
Commitment" is hereby added to read as follows:

         "Applicable Liquidity Commitment" means (i)from and including the date hereof to but excluding November 15, 2000, $61,800,000, (ii) from and including November 15, 2000 to but excluding November 30, 2000, $51,500,000, (iii) from and including November 30, 2000 to but excluding December 15, 2000, $41,200,000,
(iv) from and including December 15, 2000 to but excluding December 31, 2000, $30,900,000, (v) from and including December 31, 2000 to but excluding January 15, 2001, $20,600,000 and (vi) from and including January 15, 2001 to but excluding January 31, 2001, $10,300,000.

                            (c) Each  reference in the Liquidity  Loan Agreement
to $515,000,000 is hereby amended to read "the
Applicable Liquidity Commitment".

             ARTICLE IV    : AMENDMENT NO. 3 TO RFC SUPPLEMENT

SECTION 4.1 (a) The RFC Supplement is hereby amended by deleting $500,000,000 as the Maximum Purchase Limit and substituting in lieu thereof:

         "(i) from and including the date hereof to but excluding November 15, 2000, $60,000,000, (ii) from and including November 15 to but excluding November 30, 2000, $50,000,000, (iii) from and including November 30, 2000 to but excluding December 15, 2000, $40,000,000, (iv) from and including December 15, 2000 to but excluding December 31, 2000, $30,000,000, (v) from and including December 31, 2000 to but excluding January 15, 2001, $20,000,000 and (vi) from and including January 15, 2001 to but excluding January 31, 2001, $10,000,000."

         (b)      amending and restating the LOC Draw percentage to be "25%".

          ARTICLE V : WAIVER OF DEFAULT UNDER PURCHASE AGREEMENT

SECTION 5.1 The Operating Agent, the Collateral Agent and the Purchaser agree to waive (i) compliance with the financial covenants in Exhibit H of the Purchase Agreement for the fiscal quarter ended September 30, 2000 and any Incipient Event or potential Termination Event resulting from the potential breach of the Financial Covenants contained in Exhibit H of the Purchase Agreement for the fiscal quarter ended September 30, 2000, (ii) the Termination Event specified in

Section 9.01 resulting from the Delinquency Ratio exceeding 6.5% for the fiscal month ending August 26, 2000 and the fiscal month ending September 29, 2000 and
(iii) the Termination Events specified in Section 9.01 (x) and (y).

                  ARTICLE VI : CONSENT TO SALE OF MOCA

SECTION 6.1 The Operating Agent, the Collateral Agent and the Purchaser hereby consent to the sale of MOCA to Arrow; provided that such sale is effectuated substantially in accordance with the terms and conditions set forth in the MOCA Sale Agreement and that all MOCA Receivables are acquired by MOCA directly from Merisel Capital Funding. Subject to the agreement of the Operating Agent and the Seller as to the Purchase Price of the MOCA Receivables and Reconveyance Amount (each as defined in the MOCA Reassignment Agreement) and receipt (immediately after such execution and delivery referred to below) by the Purchaser of an amount equal to the Reconveyance Amount, the parties hereto agree to execute and deliver the MOCA Reassignment Agreement on the date of effectiveness of the MOCA Sale.

                ARTICLE VII   : CONDITIONS PRECEDENT

SECTION 7.1 The effectiveness of these Amendments is subject to the conditions precedent that the Collateral Agent, the Operating Agent and the Purchaser shall have received each of the following, in form and substance satisfactory to each such party:

(a)      Evidence   satisfactory   to  the  Operating  Agent  that  all  of  the
         obligations of Merisel Capital Funding and Arrow under the MOCA Reassignment Agreement have been performed.

(b) A certificate of the Secretary of each of the Seller and the Servicer, dated the date of these Amendments and certifying (i) that attached thereto is a true and complete copy of a resolution of the Board of Directors of the Seller or the Servicer, as the case may be, authorizing the execution, delivery and performance of these Amendments and the MOCA Reassignment Agreement, and all other documents required or necessary to be delivered hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect and
         (ii) as to the incumbency and specimen signature of the Seller's and the Servicer's officers executing these Amendments and the MOCA Reassignment Agreement, and all other documents required or necessary to be delivered hereunder.

(c) A certificate of an officer of each of the Seller and the Servicer, dated the date of these Amendments, certifying that each of the representations and warranties made by the Seller and the Servicer in these Amendments and the MOCA Reassignment Agreement is true and correct in all material respects as of the date hereof.

(d) The opinion of counsel to the Seller and Servicer, in form and substance reasonably satisfactory to the Purchaser, the Operating Agent and the Collateral Agent, as to certain matters including, without limitation, (i) the valid existence and good standing of the Seller and Servicer, (ii) the power and authority of the Seller and Servicer (or Originator, as the case may be) to execute the Amendments and the MOCA Reassignment Agreement, (iii) the due authorization, execution and delivery of the Amendments by the Seller and Servicer (or Originator, as the case may be), (iv) the enforceability of these Amendments and the MOCA Reassignment Agreement against the Seller and Servicer (or Originator, as the case may be) and (v) that the execution and delivery of these Amendments and the MOCA Reassignment Agreement (x) does not conflict with the organizational documents of the Seller or Servicer and (y) does not violate or constitute a default under any material financing agreements of the Seller or Servicer.

(e) On or prior to the date of the MOCA Sale, an Investment Base Certificate which reflects Transferred Receivables derived solely from Merisel Americas in form and substance acceptable to the Operating Agent.

(f) An Officer's Certificate in form and substance reasonably satisfactory to the Operating Agent to the effect that all of the representations and warranties in the Transfer Agreement and Purchase Agreement are true and correct in all material respects as of the date hereof after giving effect to these Amendments.

(g) The Seller shall pay the fees and expenses of the Purchaser incurred in connection with preparing these Amendments (including, without limitation, reasonable legal fees and expenses and all amounts due and owing under the Amendment No. 10 Fee Letter).

(h) The Operating Agent shall have received written confirmation from the Rating Agencies that these Amendments will not result in a withdrawal, downgrade or qualification of the ratings assigned to the Commercial Paper.

(i) Evidence reasonably satisfactory to the Operating Agent that the MOCA Sale and the transactions contemplated by the MOCA Reassignment Agreement shall have been consummated.

  ARTICLE VIII      : SELLER'S AND SERVICER'S REPRESENTATIONS AND WARRANTIES

SECTION 8.1 Each of the Seller and the Servicer represents and warrants that:

                   (a) these Amendments and the MOCA Reassignment Agreement have been duly authorized, executed and delivered pursuant to its corporate power;

                   (b) these Amendments and the MOCA Reassignment Agreement constitute its legal, valid and binding obligation subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally; and

                   (c) after giving effect to these Amendments and the MOCA Reassignment Agreement referred to herein, there does not exist any Termination Event.

                    ARTICLE IX  : MISCELLANEOUS

SECTION 9.1 Confirmation of Securitization Agreements. Each of the Seller and the Servicer agree that, except for the specific amendments, waiver and consent set forth herein, nothing herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Securitization Agreements and each of the other documents executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Transfer Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Transfer Agreement," shall mean the Transfer Agreement as amended by these Amendments and as each such agreement may be hereinafter amended or restated. Each reference in the Purchase Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Purchase Agreement," shall mean the Purchase Agreement as amended by these Amendments and as each such agreement may be hereinafter amended or restated. Nothing herein shall obligate the Seller, the Servicer, the Purchaser, the Operating Agent or the Collateral Agent to enter into any future amendment (whether similar or dissimilar).

SECTION 9.2 Waiver by the Seller and Servicer. Except for manifest errors on the part of the Operating Agent, each of the Seller and the Servicer hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent and the Collateral Agent arising on or prior to the date hereof in connection with the Purchase Agreement or the transactions contemplated thereunder.

SECTION 9.3 Counterparts. Delivery of an executed counterpart of a signature page to these Amendments by facsimile shall be effective as delivery of a manually executed counterpart of these Amendments. These Amendments may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.4 Governing Law. These Amendments shall be governed by, and construed in accordance with, California law.


SECTION 9.5 Effective Date of Amendments. Upon the execution and delivery of these Amendments by the parties hereto and the satisfaction of the conditions precedent set forth herein, the Purchase Agreement shall be amended by these Amendments, effective as of the date of satisfaction of such conditions precedent.

                                                                 * * *

                  IN WITNESS WHEREOF, each Originator, the Seller, the Servicer, the Collateral Agent, the Operating Agent, the Liquidity Agent, the LOC Agent, the LOC Provider and the Purchaser have caused these Amendments to be duly executed by their respective authorized officers as of the date and year first above written.

                   MERISEL CAPITAL FUNDING, INC.,
                   as Seller


                   By:___________________________
                   Title:
                   Name:


                   MERISEL AMERICAS, INC.,
                   as Originator and Servicer


                   By:___________________________
                   Title:
                   Name:


                   MERISEL OPEN COMPUTING ALLIANCE, INC.
                   as Originator


                   By:___________________________
                   Title:
                   Name:

                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   as Operating Agent and Collateral Agent


                   By:___________________________
                   Title:
                   Name:


                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   as LOC Agent, Liquidity Agent and LOC Provider


                   By:___________________________
                   Title:
                   Name:


                   REDWOOD RECEIVABLES CORPORATION,
                   as Purchaser


                   By:___________________________
                   Title:
                   Name: